Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. ss. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Environmental Elements Corporation (the “Company”) on Form 10-K for the year ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence Rychlak, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 25, 2004	/s/ LAWRENCE RYCHLAK
Lawrence Rychlak President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)